UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2012

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Meru Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 9, 2012 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 3, 2012, were voted on at the Annual Meeting and the number of votes cast with respect to each matter is set forth below.

(1) Holders of the Company’s common stock did not approve an amendment to the Company’s certificate of incorporation to classify the Company’s board of directors into three classes with staggered three-year terms of office and to grant the Company’s board of directors’ exclusive authority to determine the size of the board of directors, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,331,889	2,071,772	12,692	4,948,388

(2) Holders of the Company’s common stock voted to elect seven directors to serve on the Board, each to serve until the Company’s annual meeting of stockholders to be held in 2013 and until his successor is elected and qualified, or until his death, resignation or removal, as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Dr. Bami Bastani	9,366,776	49,577	0	4,948,388
Harold Copperman	9,153,122	263,231	0	4,948,388
Charles Kissner	9,369,323	47,030	0	4,948,388
Stanley Meresman	9,164,284	252,069	0	4,948,388
Nicholas Mitsakos	9,077,216	339,137	0	4,948,388
Barry Newman	9,367.330	49,023	0	4.948.388
William Quigley	9,275,828	140,525	0	4,948,388

(3) Holders of the Company’s common stock voted to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,759,789	232,581	372,371	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: May 11, 2012	By:	/s/ Brett T. White
	Name:	Brett T. White
	Title:	Chief Financial Officer